EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



GlenGate Apparel, Inc.
Mountainside, New Jersey

                  We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 25, 1996, relating to the financial statements of GlenGate Apparel, Inc., which is contained in that Prospectus.

                  We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                     BDO SEIDMAN, LLP


Woodbridge, New Jersey
July 23, 1997